As filed with the Securities and Exchange Commission on August 28, 1997

                         Registration Statement No. 333-3730




                  SECURITIES AND EXCHANGE COMMISSION
                        Washington, D.C. 20549
                       _________________________

                   POST-EFFECTIVE AMENDMENT NO. 1 TO

                               FORM S-3

                        REGISTRATION STATEMENT
                                UNDER
                      THE SECURITIES ACT OF 1933
                       _________________________

                       Anika Therapeutics, Inc.
        (Exact Name of Registrant as Specified in Its Charter)

            Massachusetts                             04-3145961
      (State of Incorporation)         (I.R.S. Employer Identification Number)
                        236 West Cummings Park
                      Woburn, Massachusetts 01801
                            (617) 932-6616

(Address, Including Zip Code, and Telephone Number, Including Area Code, of
                Registrant's Principal Executive Offices)
                    _______________________________

                           J. Melville Engle
                              President
                       Anika Therapeutics, Inc.
                        236 West Cummings Park
                      Woburn, Massachusetts 01801
                            (617) 932-6616

(Name, Address, Including Zip Code, and Telephone Number, Including Area Code,
                         of Agent For Service)
                     ____________________________

                            With copies to:
                         H. DAVID HENKEN, ESQ.
                         Goodwin, Procter & Hoar  LLP
                                Exchange Place
                                53 State Street
                       Boston, Massachusetts 02109-2881
                                (617) 570-1000

Approximate date of commencement of proposed sale to the public: N/A

 If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.

 If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. x

 If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ______________

 If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement
 for the same offering.   ______________

 If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box.
                     ____________________________

                       ANIKA THERAPEUTICS, INC.

                     DEREGISTRATION OF SECURITIES


                       -------------------------


 Anika Therapeutics, Inc. (the "Registrant") previously filed Registration Statement No. 333-3730 on Form S-3 (the "Registration Statement") covering 1,658,700 shares of its common stock $ .01 par value per share (the "Common Stock"). The offering contemplated by the Registration Statement was terminated on August 28, 1997. Accordingly, the Registrant hereby files this Post-Effective Amendment No. 1 to the Registration Statement to deregister a total of 203,700 shares of its Common Stock originally registered by the Registration Statement which remained unsold as of the termination of the offering.

                               SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended (the "Securities Act"),Anika Therapeutics, Inc. certifies that it has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Boston, Massachusetts, on the 26th day of August, 1997.

                                      ANIKA THERAPEUTICS, INC.


                                      By:/s/ Sean F. Moran
                                         ------------------
                                         Sean F. Moran
                                         Vice President of Finance and Treasurer
                                         (Principal Financial and Accounting
                                         Officer)


      Pursuant to the requirements of the Securities Act, this Post-Effective Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

      Signature                 Capacity                     Date




      *                    Chairman of the Board             August 26, 1997
 David A. Swann

      *                    Director                          August 26, 1997
 Joseph L. Bower


      *                    Director                          August 26, 1997
 Eugene A. Davidson


      *                    Director                          August 26, 1997
 Jonathan D. Donaldson


      *                    Director                          August 26, 1997
 Samuel McKay


      *                    Director                          August 26, 1997
 Harvey Sadow


      *                    Director                          August 26, 1997
 Steven E. Wheeler

                           President (Principal Executive    August 27, 1997
 /s/ J. Melville Engle          Officer) and Director
 ---------------------
 J. Melville Engle


                           Vice President of Finance and     August 27, 1997
 /s/ Sean F. Moran            Treasurer (Principal Financial
 -----------------            and Accounting Officer)
 Sean F. Moran




*By:        /s/ Sean F. Moran
            -----------------
            Sean F. Moran
            Attorney-in-fact
